Exhibit 99.1
HARRISON BARNES JOINS TRIUMPH BANCORP, INC. BOARD OF DIRECTORS
DALLAS – Dec. 13, 2021 – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced the election of Harrison Barnes to its board of directors.
A professional athlete since 2012, Barnes is currently a professional basketball player for the Sacramento Kings of the National Basketball Association. He currently serves on the board of directors of First National Bank (Ames, IA), the largest bank subsidiary of Ames National Corporation (Nasdaq: ATLO). Since 2012, Barnes has overseen all functions of his family’s business affairs, including analysis of representation and business proposals, venture capital transactions, and investments in publicly traded companies.
“Harrison brings a unique perspective to our board of directors,” Carlos M. Sepulveda, Jr., chairman of the board for Triumph Bancorp, Inc., said. “He is a respected statesmen of his craft and has shown great interest in Triumph and the development of our fintech platform. His passion for technology and entrepreneurship will create value for Triumph, and we look forward to the impact he will have on our organization.”
Chief executive officer Aaron P. Graft said, “I did not know Harrison before we were connected through his interest in banking and financial technology. Since our introduction, I have been continuously impressed by his intelligence, curiosity, humility and character. He will add perspective and diversity to our board that is most welcome.”
“It is an honor to join Triumph’s board and help CEO Aaron Graft and the team solidify its standing as the transportation industry’s trusted payments technology platform,” said Barnes. “Given our extensive experience investing in venture and financial institutions, my office and I have spent a tremendous amount of time learning about Triumph’s unique platform and dependable management team. It is the sort of American entrepreneurial story with which I am proud to associate.”
Barnes represented the United States in the 2016 Olympics. He also serves on the board of directors of USA Basketball and is the treasurer and executive committee member of the National Basketball Players Association. He was one of two inaugural player representatives on the NBA Foundation board of directors. He is actively involved in various community engagement projects, including serving as an ambassador for When We All Vote, a board of trustees member for the Boys & Girls Club of Oakland, and a Learn Fresh champion and advisor for the NBA Math Hoops program.
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Forward Looking Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph's expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021. Forward-looking statements speak only as of the date made, and Triumph undertakes no duty to update the information.

About Triumph Bancorp, Inc.
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas, offering a diversified line of payments, factoring, and banking services. Triumph’s carrier payment platform, TriumphPay, connects brokers, shippers, factors, and carriers through technology aimed at helping each party successfully process, settlement, and manage carrier payments and drive growth. As a provider of invoice factoring solutions, Triumph Business Capital helps businesses manage cash flow across several industries, including transportation, oil and gas, manufacturing, and business services. Triumph’s banking subsidiary, TBK Bank, provides commercial and consumer banking products. Triumph also provides asset based lending and equipment financing solutions for small to mid-sized businesses through Triumph Commercial Finance and insurance solutions for the transportation industry through Triumph Insurance Group.
TBK Bank, SSB, member FDIC, is a subsidiary of Triumph Bancorp, Inc. TriumphPay is a division of TBK Bank, SSB. Advance Business Capital LLC d/b/a Triumph Business Capital is a subsidiary of TBK Bank, SSB. Triumph Commercial Finance is a division of TBK Bank, SSB. Triumph Insurance Group, Inc. is a subsidiary of TBK Bank, SSB.
Triumph Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930
Triumph Investor Relations Contact:
Luke Wyse
Senior Vice President, Investor Relations
lwyse@triumphllc.com
214-365-6936
Barnes & Co Contact:
Tom Fisher
Business Outreach
tfisher@hbarnes40.com
240-406-6883
Source: Triumph Bancorp, Inc.